BLISS ESSENTIALS CORP. SPLITS ITS COMMON STOCK

            BRITISH COLUMBIA, CANADA, February 23, 2005 - Bliss Essentials Corp., a Nevada corporation, (OTC: BLSE) announced today that its Board of Directors has approved a 8.67-for-1 stock split of its common shares. The record date for the split is February 22, 2005; the pay date is February 23, 2005; and the effective date is at the opening of the market on February 24, 2005.

For Additional Information Please Contact:

Business Contact:
Thomas Gelfand
Tel.:  604-681-8123
E-mail:  teegee@telus.net